UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 8, 2024

NeueHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9250 NW 36th St Suite 420, Doral, Florida	33178
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NEUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

Incremental Amendment No. 2

On April 8, 2024, (i) NeueHealth, Inc. (the “Company”) and (ii) NEA 18 Venture Growth Equity, L.P. (“NEA 18”), New Enterprise Associates 17, L.P., New Enterprise Associates 16, L.P. and New Enterprise Associates 15, L.P. (collectively, the “NEA Lenders”) entered into Incremental Amendment No. 2 (“Incremental Amendment No. 2”) to the Credit Agreement, dated as of August 4, 2023, between the Company and NEA 18 (as amended to date, and as amended by Incremental Amendment No. 2, the “Amended Credit Agreement”) to provide for a term loan commitment increase in an aggregate principal amount of $30.0 million (the “Commitment Increase”) by the NEA Lenders under the Amended Credit Agreement. Loans under the Commitment Increase will have the same terms as loans under the original term loan commitments provided by NEA 18.

The foregoing description of Incremental Amendment No. 2 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of Incremental Amendment No. 2, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Warrantholders Agreement

On April 8, 2024, the Company and the NEA Lenders entered into a warrantholders agreement (the “Warrantholders Agreement”) setting forth the rights and obligations of the Company and the NEA Lenders as holders (in such capacity, the “Holders”) of the warrants to acquire shares of Common Stock at an exercise price of $0.01 per share (the “Warrants”), and providing for the issuance of the Warrants, as described below.

Issuance of the Warrants

Subject to the satisfaction or waiver of the closing conditions set forth therein, the closing of each issuance of Warrants under the Warrantholders Agreement will take place on the first business day following the date of each Borrowing (as defined in the Warrantholders Agreement) on or after April 8, 2024 under the Amended Credit Agreement (each such date, a “Closing Date”). On each Closing Date, the Company shall deliver electronically to each Holder a certificate representing the number of Warrants equal to the product of (i) the quotient of (A) the portion of such Holder’s Loans (as defined in the Warrantholders Agreement) that was funded as part of the Borrowing (as defined in the Warrantholders Agreement) applicable to such Closing Date divided by (B) the Holder’s total Commitment (as defined in the Warrantholders Agreement) multiplied by (ii) the Maximum Number of Warrants set forth opposite the Holder’s name on Schedule 1 to the Warrantholders Agreement (rounded to the nearest whole number of Warrants with 0.5 Warrants being rounded up and subject to the aggregate amount of Warrants issued to such Holder or its permitted assignees not being greater than the Maximum Number of Warrants referred to in the Warrantholders Agreement for such Holder).

Terms of the Warrants

The Warrants will be exercisable at any time after issuance and from time to time until on or prior to the close of business on the fifth anniversary of the first Closing Date. The Holders will not be permitted to transfer Warrants, except to certain specified affiliates or Approved Funds (as defined in the Warrantholders Agreement), in connection with certain transfers of the loans permitted under the Amended Credit Agreement, certain tender offers, exchange offers, mergers or similar transactions, or as a pledge to a lender under any fund level financing facility, in any event in compliance with federal and state securities laws. The Warrants will include customary net exercise provisions and anti-dilution adjustments, among other customary provisions for instruments of this type.

Board Appointment

The Warrantholders Agreement also provides that, upon written request made by NEA 18, within 45 days of the later of (x) the Company’s 2024 annual meeting of stockholders and (y) the date such written request is made, the Company’s board of directors (the “Board”) will take all action necessary to (i) increase the size of the Board to eleven (11) members and (ii) appoint a designee of NEA 18 as a director of the Company with a term expiring at the subsequent annual meeting of the stockholders of the Company following such appointment. To the extent permitted by applicable law, for so long as NEA 18 and its affiliates satisfy the Threshold Amount (as defined in the Warrantholders Agreement), (i) NEA 18 will have the right to nominate one member of the Board (the “NEA Nominee”) in connection with the election of directors at each annual meeting of stockholders of the Company after the 2024 annual meeting of stockholders of the Company, and (ii) the Company will include in the slate of directors that is included in the proxy statement (or consent solicitation or similar document) of the Company in connection with such annual meeting such NEA Nominee.

Additional Matters

The foregoing descriptions have been included to provide investors with information regarding the terms of the transactions described above, and are not intended to provide any factual information about the parties or the Company’s business. The Amended Credit Agreement and the Warrantholders Agreement each contain representations and warranties that the parties made solely for the benefit of each other. These representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and shareholders, and (iii) are made only as of the date of the Amended Credit Agreement, the Warrantholders Agreement, the closing of the issuances of the Warrants thereunder and/or as of such other date or dates as may be specified in the Amended Credit Agreement and/or the Warrantholders Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Amended Credit Agreement and/or the Warrantholders Agreement, which information may or may not be fully reflected in the Company’s public disclosures. Investors and shareholders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances regarding the Company at this time or any other time.

The descriptions contained herein of the Amended Credit Agreement and the Warrantholders Agreement are each qualified in their entirety by reference to the full text of the Amended Credit Agreement and the Warrantholders Agreement, each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

On April 8, 2024, the Company entered into the Warrantholders Agreement, pursuant to which it agreed to issue the Warrants in a private placement in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by the Holders in the Warrantholders Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On April 9, 2024, the Company issued a press release announcing the entry into Incremental Amendment No. 2 and the Warrantholders Agreement, a copy of which is attached as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant to Purchase Shares of Common Stock (included in Exhibit 10.2)
10.1	Incremental Amendment No. 2, dated as of April 8, 2024, among NeueHealth, Inc., NEA 18 Venture Growth Equity, L.P. and the other parties thereto
10.2	Warrantholders Agreement, dated as of April 8, 2024, among NeueHealth, Inc., NEA 18 Venture Growth Equity, L.P. and the other parties thereto
99.1	Press release dated April 9, 2024
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeueHealth, Inc.

Date:	April 10, 2024	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary